Exhibit 23(a)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-50075 of Kansas Gas and Electric Company on Form S-3, No. 33-57435 of Western Resources, Inc. on Form S-8 and Nos. 33-49467, 33-49505, 33-49553, and 33-50069 of Western Resources, Inc. on Form S-3.






                                                        ARTHUR ANDERSEN LLP
Kansas City, Missouri,
  March 10, 1995